Exhibit 4f



[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


No.

                     ATLANTIC CITY ELECTRIC COMPANY
                  Unsecured Medium Term Note, Series A

CUSIP:                             Issue Date:

Stated Maturity Date:              Interest Rate:

Principal Amount:

Redeemable:  Yes ___ No ___
In Whole:    Yes ___ No ___
In Part:     Yes ___ No ___

Initial Redemption Date:

Redemption Limitation Date:

Initial Redemption Price:

Reduction Percentage:


          ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal amount specified above on the Stated Maturity Date specified above, and to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year, commencing (except as provided in the following sentence) with the Interest Payment
Date next succeeding the Issue Date specified above, at the Interest Rate per annum specified above, until the principal hereof shall have been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in such Indenture, shall be paid to the
 Person in whose name this Security (or one or more
Predecessor Securities) shall have been registered as the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that, if the Issue Date of this Security shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Issue Date and shall be paid to the Person in whose name this Security was registered on the Regular Record Date for such second Interest Payment Date; and provided, further, that interest payable on the Stated Maturity Date shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular
Record Date and shall be paid as provided in said Indenture.

          Payment of the principal of, and premium, if any, and interest on, this Security shall be made at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that payment of principal, and premium, if any, and interest, payable on the Stated Maturity Date specified above or upon redemption, at the request of the Holder, will be made at said office or agency in immediately available funds upon presentation of this Security.

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of March 1, 1997 (such Indenture, as originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), from the Company to The Bank of New York, as trustee (herein called the Trustee, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities have been, and will be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

          If any Interest Payment Date, any Redemption Date or the Stated Maturity Date, shall not be a Business Day, payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be.

          If so specified on the face hereof, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or, if specified, in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

          Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem any Securities of this series as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the effective interest cost to the Company (similarly calculated) of this Security.

          Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 90 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the Redemption Price of, and interest, if any, on, this Security on or prior to the date fixed for such redemption. A notice of redemption so conditioned shall be of no force or effect if such money is not so received; and, in such event, the Company shall not be required to redeem this Security.

          The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption and ending at the close of business on the day of such mailing or (b) issue, to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and Tranche, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Security.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one series, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series then Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall or impair the obligation of the Company, which is absolute and unconditional to pay the principal of, and premium, if any, and interest, on, this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and, thereupon, one or more new Securities of this series and Tranche of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only as Registered Securities, without coupons, in integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series and Tranche are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the Corporate Trust Office of the Trustee or such other office or agency shall be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York.

         [PROVISIONS WITH RESPECT TO VARIABLE RATE NOTES, IF ANY,
                              TO BE INSERTED]

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, he Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New
York.

          All terms used in this Security which are defined in the Indenture shall have the meanings defined to them in the Indenture.

          As provided in the Indenture, no recourse shall be had for the payment of the principal of, or premium, if any, or interest on, any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), because of the indebtedness thereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the date of authentication set forth below.




Attest



                    [SEAL]


     Secretary
ATLANTIC CITY ELECTRIC COMPANY



By
                                 President



          This is one of the Securities of the series designated in accordance with, and referred to in, the within-mentioned
Indenture.

Date of Authentication:

                              THE BANK OF NEW YORK, as Trustee


                              By:
                              Authorized Signatory


                         _________________________


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
                           [please insert social security or
                           other identifying number of assignee]


[name and address of transfer must be printed or typewritten]




the within Security of ATLANTIC CITY ELECTRIC COMPANY and does hereby irrevocably constitute and appoint attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated: